UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2024

GRYPHON DIGITAL MINING, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39096	83-2242651
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 N. Town Center Drive, Suite 100, Las Vegas, NV	89144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 646-3374

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GRYP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Gryphon Digital Mining, Inc. (the “Company”) has entered into agreements with certain vendors (the “Vendors”) pursuant to which the Company will issue to the Vendors up to an aggregate of 1,332,759 shares of Company common stock (collectively, the “Shares”), in payment for services rendered or other payment obligations over the next several fiscal quarters under contractual arrangements between the Company and the Vendors. Shares will be issued to the Vendors over time as payments become due and, if the Company elects, in its discretion, to make such payments in shares in lieu of cash.

The offering of the Shares is registered pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-277060), which was declared effective by the Securities and Exchange Commission on April 3, 2024

A copy of the legal opinion of Ellenoff Grossman & Schole LLP relating to the validity of the Shares is filed with this Current Report on Form 8-K as Exhibit 5.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description
5.1	Opinion of Ellenoff Grossman & Schole LLP.
23.1	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1).
104	Cover page interactive data file formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: April 19, 2024	GRYPHON DIGITAL MINING, INC.

	By:	/s/ Robby Chang
		Name:	Robby Chang
		Title:	Chief Executive Officer

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